ALLIANT ENERGY CORPORATION
                           2002 EQUITY INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, made and entered into as of this ______ day of ________________, 20__, by and between Alliant Energy Corporation, a Wisconsin corporation (the "Company"), and _____________________________ (the "Optionee").

                              W I T N E S S E T H :

          WHEREAS, the Company has adopted the Alliant Energy Corporation 2002 Equity Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement (defined terms used herein which are not otherwise defined shall have the meaning set forth in the Plan);

          WHEREAS, one of the purposes of the Plan is to permit the grant of various equity-based incentive awards, including options to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to certain Key Employees of the Company and its Affiliates;

          WHEREAS, the Optionee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company or its Affiliates; and

          WHEREAS, the Company desires the Optionee to remain as an employee of the Company or its Affiliates, and wishes to provide the Optionee with the opportunity to secure or increase his or her stock ownership in the Company in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of ___________ shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          2. Option Price. The price to be paid for the Optioned Shares shall be $______ per share, which has been determined by the Compensation and Personnel Committee of the Board of Directors of the Company (together with any successor committee that may administer the Plan, the "Committee") to be not less than 100% of the fair market value of a share of such stock on the date of grant of the Option (determined based on the average of the high and low sales prices for the Common Stock, as reported on the New York Stock Exchange on the trading day immediately prior to the date of grant).

          3. Exercisability and Termination of Option. Except as provided herein, the Option may be exercised only while the Optionee is an employee of the Company or an Affiliate of the Company and only if the Optionee has been continuously affiliated with the Company or any of its Affiliates since the date of grant of the Option. The Option may be exercised by the Optionee in whole, or in part from time to time, during the period beginning January 1, 20__, and ending __________, ____ (the "Expiration Date"), but (subject to Paragraphs 6 and 7) only in accordance with the following schedule:

                                      Cumulative Percentage of Shares Subject to
                                         Option Which May be Purchased (which
                                          number of shares shall be rounded
              Period                      down to the nearest whole number)
              -------                 ------------------------------------------

      Prior to January 1, 20__                              0%

January 1, 20__ to December 31, 20__                      33-1/3%

January 1, 20__ to December 31, 20__                      66-2/3%

 January 1, 20__ to Expiration Date                        100%

          4. Manner of Exercise and Payment. Subject to the provisions of Paragraph 3 hereof, the Option may be exercised only by written notice to the Company, served upon the Corporate Secretary of the Company at its office at 4902 North Biltmore Lane, Madison, Wisconsin 53718-2132, specifying the number of shares in respect to which the Option is being exercised. Subject to the provisions of this Agreement, the notice of exercise must be accompanied by full payment of the option price of the shares being purchased (i) in cash or by certified check or bank draft; (ii) by tendering previously acquired shares of Common Stock (valued at their "fair market value" as determined in the manner provided below); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of this Paragraph 4, the "fair market value" of a share of Common Stock shall be equal to the average of the high and low sales prices for the Common Stock, as reported on the New York Stock Exchange on the trading date next preceding the date of exercise, or, if no trading occurred on the trading date next preceding the exercise date, then the "fair market value" per share of Common Stock shall be determined with reference to the next preceding date on which the Common Stock was traded. For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

          5. Nontransferability of the Option. The Option shall not be assignable, alienable, saleable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his or her rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The


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

Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

          6. Exercisability After Termination of Employment.

                    (a) Death or Disability; Retirement. In the event the Optionee dies while he or she is an employee of the Company or any Affiliate or if his or her employment is terminated by reason of his or her disability, as defined in the Alliant Energy Cash Balance Pension Plan, the Option shall immediately vest one hundred percent (100%) and, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the legal representative of the Optionee (who for purposes of this Agreement may be the Optionee's beneficiary as designated pursuant to Paragraph 9) at any time within twelve months after the date of the Optionee's death while an employee of the Company or any Affiliate; or (ii) by the Optionee or his or her legal representative or guardian at any time within twelve months after the termination of the Optionee's employment by reason of disability, but in either case in no event later than the Expiration Date. In the event the Optionee's employment is terminated by reason of his or her retirement after satisfying the minimum requirements for eligibility to receive an "Early Retirement Benefit" under the Alliant Energy Cash Balance Pension Plan ("Retirement"), the Option shall immediately vest one hundred percent (100%) and, to the extent not theretofore exercised, may be exercised in full by the Optionee or by his or her legal representative or guardian at any time within three years after termination of the Optionee's employment by reason of Retirement, but in no event later than the Expiration Date. In the event the Optionee's employment is terminated by reason of his or her Retirement or by reason of his or her disability, as defined in the Alliant Energy Cash Balance Pension Plan, and within the subsequent exercise period the Optionee dies, the Option, to the extent not theretofore exercised, may be exercised in full by the Optionee's legal representative or guardian at any time within the longer of one year following death or the remainder of the expiration period triggered by the termination of employment, but in no event later than the Expiration Date.

                    (b) For Cause. If the employment of the Optionee is terminated by the Company or any Affiliate for Cause, the Option, to the extent not theretofore exercised, shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Option. For purposes of this Agreement "Cause" means the admission by or the conviction of the Optionee of an act of fraud, embezzlement, theft or other criminal act constituting a felony under U.S. laws involving moral turpitude. The Board of Directors of the Company (the "Board"), by majority vote, shall make the determination of whether Cause exists.

                    (c) Other. In the event that the Optionee is discharged or leaves the employ of the Company or its Affiliates for any reason (other than the death, disability or Retirement of the Optionee as contemplated by Paragraph 6(a) above or for Cause as contemplated by Paragraph 6(b) above), the Option, to the extent not theretofore exercised but then permitted (as of the date of termination) under the percentage limitations of Paragraph 3 hereof, may be exercised by the Optionee or by his or her legal representative or guardian at any time within three months after the date of termination of employment


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

upon the tender to the Company, in cash or its equivalent, of the full purchase price, but in no event later than the Expiration Date.

          7. Change in Control.

                    (a) Immediately Exercisable. If a "Change in Control" occurs, all outstanding Options under this Agreement shall vest and become immediately exercisable.

                    (b) Definition. For purposes of this Agreement, "Change in Control" means the occurrence of any one of the events set forth in the following paragraphs:

                              (i) any Person (other than (A) the Company or any
                    subsidiary of the Company (each a "Subsidiary"), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons")) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after [grant date], pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities; or

                              (ii) the following individuals cease for any
                    reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on [grant date], constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for purpose of opposing a solicitation by the Company relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on [grant date], or whose appointment, election or nomination for election was previously so approved (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any Subsidiary) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareowners of the Company at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, provided further, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or


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

                              (iii) the Company after [grant date] consummates a
                    merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after [grant date], pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities; or

                              (iv) the shareowners of the Company approve a plan
                    of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the shares of Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

          8. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.



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

          The Optionee shall be permitted to satisfy the Company's tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Optionee (the "Withholding Election") having a fair market value (as defined in a manner similar to Paragraph 4) on the date income is recognized (the "Tax Date") pursuant to the exercise of the Option equal to the minimum amount required to be withheld. If the number of shares of Common Stock withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Optionee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

          9. Designation of Beneficiary.

                    (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's beneficiary at the time of his or her death is herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

                    (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate acting through his or her legal representative shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

          10. Transfer Restriction. The shares of Common Stock to be acquired upon exercise of the Option may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act.



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

          11. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareowner of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto, the shares shall have been fully paid, and a stock certificate issued therefor. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

          12. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          13. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          14. Miscellaneous.

                    (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

                    (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

                    (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.



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

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Optionee has hereunto affixed his or her hand and seal as of the day and year first above written.

                                         ALLIANT ENERGY CORPORATION


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         OPTIONEE


                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         SSN:
                                             -----------------------------------


                                         Beneficiary:
                                                     ---------------------------
                                         Address:
                                                 -------------------------------

                                         ---------------------------------------
                                         SSN or TIN:
                                                    ----------------------------





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